SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 28, 2017

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Mr. Nettesheim from the Board of Directors

On September 28, 2017, Timothy A. Nettesheim provided notice to the Company of his decision to resign from the Board of Directors effective as of January 1, 2018. Mr. Nettesheim also provided notice of his decision to resign as Vice-Chairman of the Board of Directors and as a member the Audit Committee effective as of October 1, 2017, and resign as a member of the Credit Committee effective as of December 31, 2017. Mr. Nettesheim informed the Company that his decision to resign from the Board of Directors was to allow him to devote greater time to his professional and other business endeavors. Mr. Nettesheim’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election of Mr. Felber to the Board of Directors
On September 28, 2017, the Board of Directors of Citizens Community Bancorp, Inc., a Maryland corporation (the “Company”), increased the size of the Board of Directors from seven Directors to eight and elected Francis E. Felber to the Board of Directors as a Class II Director, effective immediately. Mr. Felber was also appointed to serve on the Credit Committee of the Board of Directors. As a Class II Director, Mr. Felber will serve until the Company’s 2020 annual shareholders meeting.
Mr. Felber brings over 40 years’ experience in the agricultural industry to the Board of Directors. His career includes time at the Minneapolis Grain Exchange as a grain merchant and merchandised grain on the Chicago Board of Trade. In 1975, Mr. Felber joined his family’s feed and grain country elevator in southern Minnesota and worked there until it was sold in 1982. He remained in the grain, feed and agronomy business until he joined Jerome Foods, Inc. (Jennie-O Turkey Store, Inc.) in 1990 to manage the Feed Ingredient Purchasing Department. In 2007, Mr. Felber founded Ag Risk Managers Insurance Agency LLC, which specializes in the risk management of crops and livestock.

Prior to Mr. Felber’s election to the Board of Directors, Citizens Community Federal National Association, the Company’s wholly owned subsidiary (the “Bank”), granted loans to Mr. Felber. The loans were made in the ordinary course of business, on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company, and in accordance with the Bank’s underwriting guidelines. The loans also do not involve more than the normal risk of collectability or present other unfavorable features. There is no arrangement or understanding between Mr. Felber and any other person pursuant to which he was selected as a director.

Mr. Felber will receive compensation for his service on the Board of Directors and Credit Committee in accordance with the Company’s standard compensatory arrangement for directors. A description of the Company’s director compensation can be found under the caption “Director Compensation” in the Company’s most recent definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on January 25, 2017. Mr. Felber’s compensation will be prorated to reflect the commencement date of his service on the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.
(Registrant)

Date: September 28, 2017	By:	/s/ Mark C. Oldenberg
Mark C. Oldenberg
Chief Financial Officer